Exhibit 31.2


I, Thomas W. Horton, certify that:

 1. I have reviewed this annual report on Form 10-K/A of American Airlines, Inc.;

 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;



Date: July 17, 2006         /s/ Thomas W. Horton
                            Thomas W. Horton
                            Executive Vice President and Chief Financial Officer